Exhibit 99.1

News Release
nVent Announces Preliminary First Quarter 2023 Financial Results
•nVent expects reported sales of approximately $741 million, up approximately 7%; Organically up approximately 8%
•nVent expects reported EPS of $0.55 to $0.56, up 38% to 40%; Adjusted EPS of $0.66 to $0.67, up 32% to 34%
•nVent to report quarterly financial results and host earnings conference call on Friday, April 28

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON – April 19, 2023 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced preliminary financial results for the first quarter of 2023. The company will report first quarter financial results on Friday, April 28, 2023, followed by a conference call at 9:00 a.m. ET.
“Our preliminary first quarter results show a strong start to the year for nVent, with impressive margin expansion,” said Beth Wozniak, nVent's chief executive officer. “We are very pleased with our performance and are well positioned to continue to grow with the electrification of everything, building a more sustainable and electrified world. We are excited to further expand our connect and protect portfolio with the acquisition of ECM Industries which is expected to close in the second quarter. Our future is bright at nVent.”
Based on preliminary review, nVent anticipates first quarter sales of approximately $741 million, up approximately 7 percent relative to the first quarter 2022 and an increase of approximately 8 percent organically, which excludes the impact from currency fluctuations. First quarter 2023 operating income is expected to be between $122 million and $124 million compared to $90 million in the first quarter of 2022. On an adjusted basis, segment income is expected to be between $146 million and $148 million versus $110 million in the first quarter of 2022. First quarter 2023 earnings per diluted share (“EPS”) is anticipated to be $0.55 to $0.56, while on an adjusted basis, the company expects EPS of $0.66 to $0.67.

The preliminary financial results presented above are subject to the completion of nVent’s financial closing procedures and related review. Accordingly, these preliminary financial results may materially differ from the actual results that will be reflected in nVent’s consolidated financial statements for the three months ended March 31, 2023 when they are completed and publicly filed with the SEC in nVent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The preliminary financial results included in this release have been prepared by, and are the responsibility of, nVent’s management. They are also subject to further change upon completion of quarterly review procedures by our independent auditor.

EARNINGS CONFERENCE CALL

nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors on Friday, April 28 at 9:00 a.m. ET. The call can be accessed via webcast at http://investors.nvent.com or by dialing 1-833-630-1071 or 1-412-317-1832. Once available, a replay of the conference call will be accessible through May 12, 2023 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 2733110.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the quarters ended March 31, 2023 and 2022 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	2023	2022
Operating income	$ 122 - 124	$90
Adjustments
Restructuring and other	4	2
Acquisition transaction and integration costs	2	—
Intangible amortization	18	18
Segment income	$ 146 - 148	$110

Net income - as reported	$ 91 - 93	$68
Adjustments to operating income	24	20
Income tax adjustments	(4)	(3)
Net income - as adjusted	$ 111 - 113	$85
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$ 0.55 - 0.56	$0.40
Adjustments	0.11	0.10
Diluted earnings per ordinary share - as adjusted	$ 0.66 - 0.67	$0.50

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ended March 31, 2023 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	8.4%	(1.8)%	—%	6.6%

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to close and fund the ECM Industries acquisition on the expected terms and time schedule, including obtaining regulatory approvals and satisfying other closing conditions; our ability to integrate the ECM Industries acquisition successfully; adverse effects on our business operations or financial results, including due to overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the impact of the novel coronavirus 2019 (“COVID-19”) pandemic; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com